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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


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                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in the Registration Statements of Albany International Corp. on Form S-8 (File Nos. 33-23163, 33-28028 and 33-33048) of our report dated January 23, 1997, on our audits of the consolidated financial statements and financial statements schedules of Albany International Corp. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is incorporated by reference in this Annual Report on Form 10-K.





/s/ Coopers & Lybrand L.L.P.
Albany, New York
March 14, 1997